Exhibit 10.87.2

ASSIGNMENT OF NOTE AND GUARANTY

This ASSIGNMENT OF NOTE AND GUARANTY (this “Assignment”) is made and entered into as of August 31, 2002, in favor of Comerica Bank—California, a California Banking corporation, (“Bank”) by Synbiotics Corporation, a California corporation (the “Borrower”).

WITNESSETH:

WHEREAS, the Borrower and the Bank have entered into that certain Credit Agreement dated as of April 12, 2000, as amended by that certain First Amendment to Credit Agreement dated as of April 18, 2000, and by that certain Second Amendment to Credit Agreement dated as of November 14, 2000, and by that certain Third Amendment to Credit Agreement dated as of January 25, 2002 (the “Third Amendment”), and all documents, notes and agreements relating thereto (“Loan Documents”); and

WHEREAS, Bank has a fully perfected first position lien and security interest in substantially all of Borrower’s assets; and

WHEREAS, Borrower is freely and voluntarily negotiating with Danam Acquisition Corp. and Drew Scientific Group PLC (“Buyers”) to sell Buyers certain assets located in New York for a purchase price comprised of: (i) the assumption of certain liabilities; and (ii) five Hundred Thousand Dollars ($500,000). Borrower and Buyers are drafting an agreement to reflect this purpose which is dated the same date as this Assignment (“Purchase Agreement”). The assets to be sold to Buyers pursuant to the Purchase Agreement (“Subject Assets”) constitute a portion of the Bank’s collateral for the payment and performance of the monetary and other obligations under the Loan Documents (“Collateral”); and

WHEREAS, Borrower has requested the Bank’s consent to the sale of the Subject Assets and pursuant thereto the Bank and Borrower have entered into a Consent Agreement immediately prior to the execution of this Assignment; and

WHEREAS, the execution of this Assignment is one of the terms and conditions of the Consent Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower agrees as follows:

1.  Transfer and Assignment.    As replacement security for certain Collateral being sold, but without limiting any rights Bank may have in the Collateral Documents (defined below) or under the Loan Documents, the Borrower hereby delivers to and deposits with Bank that certain Secured Promissory Note of even date from Danam Acquisition Corp. (“Maker”) in the principal amount of $500,000 (“Pledged Note”), and hereby assigns and grants to Bank, a security interest in and security title to all of its rights, title and interest in and to the Pledged Note, together with all collateral securing, and guarantees of, the Pledged Note, including, all rights, title and interest of the Borrower pursuant to that certain Security Agreement executed by Maker and that certain Patent and Trademark Security Agreement executed by Maker (collectively, the “Security Agreements”) and that certain Guaranty (“Guaranty”) from Drew Scientific Group PLC of even date (collectively, the “Collateral Documents”) for the purpose of securing all of the obligations and Indebtedness (as that term is defined in the Loan Documents) under the Loan Documents. The Pledged Note, Guaranty and Security Agreements are attached hereto as Exhibits A, B and C respectively.

2.  Notice to Maker.    The Borrower has as of this date notified the Buyers of the execution of this Assignment and the pledge of the Pledged Note and Collateral Documents to Bank and has directed the Buyers to make all payments of principal and interest due under the Pledged Note and Collateral Documents directly to the Bank as set forth in the Pledged Note. The Borrower further agrees from time to time to execute any and all assignment or other forms or documents that Bank may deem necessary or appropriate to assign the Pledged Note, any Collateral Document, or proceeds thereof to Bank.

3.  Warranties of the Borrower.    The Borrower hereby warrants to Bank as follows:

(a)  The Borrower has not assigned or subordinated to any Person, other than Bank, any of its rights under the Pledged Note or any Collateral Document;

(b)  The Borrower has not done or omitted to do any act so as to be estopped from exercising any of its rights under the Pledged Note or any Collateral Document;

(c)  No action has been brought or threatened which might prohibit or interfere with the execution and delivery of this Assignment or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained herein or in the Pledged Note or any Collateral Document;

(d)  This Assignment, the Purchase Agreement, the Pledged Note and all Collateral Documents are legal, valid, and binding instruments payable and enforceable in accordance with their terms, with no claims, defenses or set-offs with respect thereto except as specifically set forth in the Purchase Agreement, Pledged Note or the Collateral Documents;

(e)  The Borrower has full power and authority to execute and deliver this Assignment, and the execution and delivery hereof does not conflict with any agreement to which the Borrower is a party or any law, order, ordinance, rule, or regulation to which the Borrower is subject or bound, and does not constitute a default under the Pledged Note, any Collateral Document or any other agreement or instrument binding upon the Borrower; and

(f)  There are no liens or other encumbrances affecting the Pledged Note or the Collateral Documents.

4.  Covenants of the Borrower.    The Borrower hereby covenants and agrees as follows:

(a)  To refrain from renewing, extending, modifying, or amending the Pledged Note or any Collateral Document, and from granting any consents, waivers, or releases therefrom or with respect thereto, without the prior written consent of Bank in each case;

(b)  To appear in and defend any action arising out of or in any manner related to the Pledged Note or any Collateral Document; and

(c)  To execute and deliver such other documentation and such further assurances as Bank shall from time to time require in order to preserve and maintain the security provided hereby.

5.  Rights of Bank upon Default.    Upon the occurrence of an Event of Default under the Loan Documents, Bank may, at its option, without notice, and in addition to its remedies under the Loan Documents, do the following:

(a)  Proceed to exercise any and all of the Borrower’s rights under the Pledged Note and/or any Collateral Document for such period of time as Bank may deem appropriate, with or without the bringing of any legal action in or the appointment of any receiver by any court;

(b)  Do all other acts which Bank may deem necessary or proper to protect Bank’s security interest in the Pledged Note and the Collateral Documents;

(c)  Sell the Pledged Note and/or any Collateral Document in any manner permitted by the Uniform Commercial Code (the “Code”) as enacted in the State of California; provided however, that any such sale shall be of the Pledged Note and/or any Collateral Document in its entirety. Upon any such sale, as applicable, Bank may bid for and purchase the Pledged Note and/or any Collateral Document and apply the proceeds of any sale to the expenses of such sale (including, without limitation, attorneys’ fees) first, and the remainder, if any, as set forth in the Loan Documents; and

(d)  Proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to enforce payment of the Pledged Note and/or any Collateral Document and the performance of any term, covenant, condition, or agreement contained herein or therein, and institution of such a suit or suits shall not abrogate the rights of Bank to pursue any other remedies herein granted or to pursue any other remedy available to Bank either at law or in equity.

(e)  In addition, and without limiting the generality of the foregoing, if an Event of Default under the Loan Documents shall have occurred, Bank may exercise as to the Pledged Note and/or any Collateral Document all of the rights, powers, and remedies of the owner thereof, including, without limitation, the following:

(i)  the right to declare the entire unpaid balance of the Pledged Note and/or any Collateral Document immediately due and payable if the same may be accelerated in accordance with the terms of such Pledged Note and the right to proceed against any guarantor of, or any collateral securing, the Pledged Note;

(ii)  the right to receive the unpaid balance or any part thereof or any interest becoming due and payable thereupon of the Pledged Note and/or any Collateral Document, and upon receipt of the entire unpaid indebtedness evidenced thereby to execute, acknowledge, and deliver, in its own name and on behalf of the Borrower, a satisfaction of the Pledged Note and/or any Collateral Document, or an assignment thereof in form to be recorded, and to retain for its own use the sums so received by it and to apply such sums on account of the Indebtedness; and

(iii)  the right to settle, compromise or release the Pledged Note or any amount due thereunder, or any Collateral Document, in its own name or the name of the Borrower.

6.  Power of Attorney.    The Borrower hereby appoints Bank as its attorney-in-fact to take such actions and execute such documents as Bank may reasonably deem appropriate in the exercise of the rights and powers granted to Bank herein. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate upon the termination of this Assignment as set forth herein. The Borrower shall indemnify and hold Bank harmless for all losses, costs, damages, fees, and expenses suffered or reasonably incurred in connection with the exercise of this power of attorney and shall release Bank from any and all liability arising in connection with the exercise of this power of attorney; provided, however, the Borrower shall have no obligation to indemnify or release Bank from costs incurred as a result of Bank’s gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.

7.  Termination.    Upon payment in full in cash of the Indebtedness and termination of the Loan Documents, this Assignment shall become null and void and Bank shall forthwith execute appropriate documents so providing and shall return the Pledged Note and any Collateral Document, if it has not been paid in full, with appropriate endorsements thereon, together with any proceeds thereof held by Bank and not theretofore applied against the Indebtedness, to the Borrower.

8.  Release.    Without prejudice to any of Bank’s rights under this Assignment, Bank may take or release other security for the payment of the Indebtedness and may apply any other security held by Bank to the satisfaction of the Indebtedness.

9.  No Waiver.    Nothing contained in this Assignment and no act done or omitted by Bank pursuant to the powers and rights granted to Bank hereunder shall be deemed to be a waiver by Bank of Bank’s rights and remedies under any of the Loan Documents or otherwise, and this Assignment is made and accepted without prejudice to any of the rights or remedies granted to Bank in any other document or agreement including, without limitation, the Loan Documents. In addition to the right to receive payments on the Pledged Note and the Collateral Documents as provided in Section 2 of this Assignment, the rights of Bank to collect the Indebtedness and to enforce any other security held therefor by Bank upon the occurrence of an Event of Default under the Loan Documents may be exercised by Bank either prior to, simultaneously with, or subsequent to any action taken by Bank hereunder. It is intended that this paragraph be broadly construed so that all rights, powers, and remedies herein provided or otherwise available to Bank upon the occurrence of an Event of Default under the Loan

Documents shall continue and be available to Bank until such time as the Indebtedness has been paid in full and the Loan Documents has been terminated.

10.  No Change.    Nothing in this Assignment shall be construed to limit Borrower’s obligations under the Loan Documents except amounts received by Bank pursuant to this Assignment shall be credited against amounts due under the Loan Documents. Borrower shall continue to perform all of its obligations under the Loan Documents.

11.  Notices.    All notices and other communications required or permitted hereunder shall be given in the manner and to the addresses set forth in the Loan Documents.

12.  Modification.    Neither this Assignment nor any provision hereof may be changed orally but only by a written instrument signed by Bank and the Borrower.

13.  Time of the Essence.    Time is of the essence of this Assignment.

14.  Governing Law.    This Assignment shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to the conflict of laws principles thereof.

15.  Counterparts.    This Assignment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

16.  Private Sale.    The Borrower recognizes that Bank may be unable to effect a public sale of the Pledged Note and/or the Collateral Documents by reason of certain provisions contained in the federal Securities Act of 1933, as amended, and applicable state securities laws and, under the circumstances then existing, may reasonably resort to a private sale to a restricted group of purchasers who will each be obliged to agree, among other things, to acquire such Pledged Note and/or the Collateral Documents for its own account for investment and not with a view to the distribution or resale thereof. The Borrower agrees that a private sale so made may be at a price and on other terms less favorable to the seller than if such Pledged Note and/or the Collateral Documents were sold at public sale and that Bank has no obligation to delay sale of the Pledged Note and/or the Collateral Documents for the period of time necessary to permit the Maker, even if the Maker would agree, to register or qualify the Pledged Note and/or the Collateral Documents for public sale under the Securities Act of 1933, as amended, and applicable state securities laws. The Borrower agrees that a private sale made under the foregoing circumstances and otherwise in a commercially reasonable manner under the Uniform Commercial Code shall be deemed to have been made in a commercially reasonable manner under the Uniform Commercial Code.

17.  Paragraph Titles.    The paragraph titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

18.  Capitalized Terms.    Capitalized terms shall bear the meaning given them in the Loan Documents unless separately defined herein.

19.  Reference.    The Bank and Borrower refer to and by this reference incorporate the jury trial waiver set forth in Section XX of the Third Amendment into this Assignment.

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IN WITNESS WHEREOF, the Borrower has caused this Assignment to be executed under seal as of the day and year first above written.

SYNBIOTICS CORPORATION, A CALIFORNIA CORPORATION

By:	/s/ PAUL A. ROSINACK
President & CEO

By:	/s/ MICHAEL K. GREEN
Senior Vice President & CFO

ASSIGNMENT OF NOTE

MAKER ACKNOWLEDGMENT

The undersigned, being the Maker of the Pledged Note described in the foregoing Assignment, hereby acknowledges the foregoing Assignment to secure the payment and performance of the obligations of the Borrower under the Loan Documents.

The Maker hereby consents to this Assignment and the irrevocable power of attorney granted by the Borrower to the Bank herein, and pursuant to the other Loan Documents upon the occurrence and during the continuation of an Event of Default under the Loan Documents, to (a) perform any act, execute any documents or otherwise to take any action with respect to the Pledged Note, and (b) demand, receive and enforce all of the Borrower’s rights, powers and remedies with respect to this Assignment, the Pledged Note and the other Loan Documents, including, without limitation, the Bank’s right to receive directly or indirectly (or as it otherwise directs) any and all payments to be made to the Borrower.

The Maker acknowledges that the Bank is extending credit and making other financial accommodations to the Borrower pursuant to the Loan Documents in reliance on this Assignment and the power of attorney granted herein, and the covenants made by the Maker, and accordingly, the Maker hereby reaffirms directly to the Bank each such covenant and agrees that the Bank may, but shall have no obligation or duty to, enforce each directly against the Maker.

DANAM ACQUISITION CORP.

By:	/s/ MICHAEL J. S. ASHER

ACKNOWLEDGMENT TO ASSIGNMENT NOTE